EXHIBIT 23
                   CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the Registration Statement (Form S-8) for the registration of an additional 800,000 shares of common stock pertaining to the 1990 Incentive Plan of Gentner Communications Corporation and to the incorporation by reference therein of our report dated August 4, 1995, with respect to the financial statements of Gentner Communications Corporation included in its Annual Report (Form 10-KSB/A) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP
                                       ---------------------------
                                           Ernst & Young LLP


Salt Lake City, Utah
August 30, 1996